EXHIBIT 32
                                                                  ----------

                        QUESTAR ASSESSMENT, INC.

                       CERTIFICATION PURSUANT TO
                  18 U.S.C. SECTION 1350, AS ADOPTED
                     PURSUANT TO SECTION 906 OF THE
                       SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report of QUESTAR ASSESSMENT, INC. (the "Company") on Form 10-KSB for the period ending October 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Andrew L. Simon, Chief Executive Officer, and James J. Williams, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

      (1)     The Report fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of
              1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


January 28, 2008                              /s/ ANDREW L. SIMON
                                              -------------------------
                                              Chief Executive Officer

January 28, 2008                              /s/ JAMES J. WILLIAMS
                                              -------------------------
                                              Chief Financial Officer
A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY
SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN
THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY
SECTION 906, HAS BEEN PROVIDED TO QUESTAR ASSESSMENT, INC. AND WILL
BE RETAINED BY QUESTAR ASSESSMENT, INC. AND FURNISHED TO THE
SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.